UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 25, 2007

                              Gilman + Ciocia, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                     000-22996                11-2587324
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

11 Raymond Avenue, Poughkeepsie, New York                               12603
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (845) 486-0900


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2007, Gilman + Ciocia, Inc. (the "Company") entered into an Investor Purchase Agreement (the "Purchase Agreement") with Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I and WebFinancial Corporation (the "Purchasers"). Pursuant to the Purchase Agreement, the Purchasers agreed to purchase from the Company 40,000,000 shares of the Company's common stock, par value $.01 per share, at a price of $.10 per share (the "Purchase"). Upon the execution of the Purchase Agreement, $4,000,000 was placed into escrow pending the closing of the Purchase.

Prior to the Company executing the Purchase Agreement, the Board of Directors of the Company appointed a Finance Committee comprised of two independent directors. The Finance Committee prepared a written report to the Board of Directors, which report recommended that the Company proceed with the transaction. The Finance Committee negotiated the transaction with the Purchasers on behalf of the Company.

The Purchase is contingent upon the satisfaction of several closing conditions, including: stockholder approval of the Purchase; stockholder approval of an increase in the authorized capital stock of the Company to 500,000,000 shares; and the approval of the Purchase by Wachovia Bank, National Association, the Company's senior lender. The closing must take place on or before October 31, 2007.

A definitive proxy statement will be filed to schedule a meeting of the Company's stockholders. At the meeting, the stockholders will elect the directors of the Company.

At the closing of the Purchase, the Company will repay $2,375,000 to Met Life Insurance Company of Connecticut ("Met Life") in complete settlement of the Company's loan with Met Life. The loan with Met Life has a present outstanding balance of principal and accrued interest totaling approximately $6,697,000 The closing is also conditioned upon the purchase of an additional 40,000,000 shares (the "Additional Shares")of common stock at a price of $.10 per share in cash or by the conversion of outstanding debt or other liabilities of the Company. Purchasers may include officers, directors and employees of the Company, and Prime Partners, Inc. ("Prime Partners"). Prime Partners is a holding company owned in part by Michael P. Ryan, the President and Chief Executive Officer of the Company and a member of the Company's Board of Directors.

In connection with the transactions contemplated by the Purchase, Prime Partners, Michael Ryan and Ralph Porpora agreed to waive all existing registration rights previously granted.

Prime Partners has agreed to (i) purchase, either by the conversion of debt or in cash, the amount of the Additional Shares not otherwise purchased by the Placement Purchasers up to an aggregate purchase price of $3,600,000; and (ii) use its reasonable best efforts to ensure that the remaining Additional Shares are purchased by other purchasers.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1 Investor Purchase Agreement (with Exhibits) dated April 25, 2007.

Exhibit 10.2 Waiver of Registration Rights Agreement dated April 25, 2007 executed by Prime Partners, Inc., Michael Ryan and Ralph Porpora pursuant to the Investor Purchase Agreement.

Exhibit 10.3 Letter from Prime Partners, Inc. dated April 25, 2007 executed pursuant to the Investor Purchase Agreement.

Exhibit 10.4 Executed Voting Agreement dated April 25, 2007.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Gilman + Ciocia, Inc.
                                       ----------------------------------------
                                                    (Registrant)

Date: May 1, 2007
      ------------------------         /s/ Ted H. Finkelstein
                                       ----------------------------------------
                                       Name: Ted H. Finkelstein
                                       Title: Vice President and General Counsel